United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2010

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)
1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)	89119-3720 (Zip Code)
Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2010, the Board of Directors of Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”) appointed Daniel M. Wade as a Director of the Company. Mr. Wade qualifies as an independent director pursuant to NASDAQ listing requirements. Mr. Wade was also appointed as a member of the governance, audit, and compensation committees effective as of February 5, 2010.

Mr. Wade, 57 years old, has worked in the gaming industry for more than 37 years. Mr. Wade served as the Chief Operating Officer of Elad IDB LV LLC, which is the owner/developer of the proposed The Plaza Las Vegas. Mr. Wade was a consultant for Royal Palm Property Management, Inc. from 2006 to 2007 to develop a hotel and casino called The Paramount Hotel & Condo in Las Vegas. Prior to that, Mr. Wade held various executive positions with the MGM Mirage for 16 years, most recently as the Vice Chairman of the Board of Directors from 2003 to 2006, Vice Chairman of the MGM Mirage from 2000 to 2002, Co-Chief Executive Officer from 1999 to 2000, President of MGM Grand Inc. from 1997 to 1999, President of MGM Grand Hotel from 1994 to 1997, and Senior Vice President Operations from 1990 to 1994. Mr. Wade also worked for Harrahs Entertainment Inc. as Vice President Operations from 1983 to 1989.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated February 9, 2010, announcing appointment of Daniel M. Wade to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: February 10, 2010

/s/ TIMOTHY J. PARROTT
Timothy J. Parrott
Chief Executive Officer